UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 30, 2013

SPARTAN STORES, INC.

(Exact name of registrant as specified in its charter)

Michigan	000-31127	38-0593940
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification no.)

850 76th Street, S.W. P.O. Box 8700 Grand Rapids, Michigan		49518-8700
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (616) 878-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 5.07	Submission of Matters to a Vote of Security Holders.

Spartan Stores, Inc. held its annual meeting of shareholders on July 30, 2013. At that meeting, the Company’s shareholders voted on the matters set forth below:

1.	All of the nominees for election to the Board of Directors were elected, each for a term of office expiring in 2014, by the following vote:

	Votes Cast
	For	Withheld	Broker Non-Votes
M. Shân Atkins	17,407,519	135,202	2,013,011
Wendy A. Beck	17,400,274	142,447	2,013,011
Dennis Eidson	17,407,998	134,723	2,013,011
Frank M. Gambino	17,172,762	369,959	2,013,011
Yvonne R. Jackson	17,177,098	365,623	2,013,011
Elizabeth A. Nickels	17,278,862	263,859	2,013,011
Timothy J. O’Donovan	17,172,934	369,787	2,013,011
Craig C. Sturken	17,348,835	193,886	2,013,011

2.	In a non-binding advisory vote on executive compensation of the Company’s named executive officers as disclosed in the Company’s proxy statement, shareholders approved the proposal by the following vote:

Votes for	16,822,824
Votes against	653,459
Abstentions	66,438
Broker Non-Votes	2,013,011

3.	A proposal to ratify the selection of Deloitte & Touche LLP as the Company’s independent auditors for the current fiscal year ending March 29, 2014 was approved by the following vote:

Votes for approval	19,230,779
Votes against	314,516
Abstentions	10,437
Broker Non-Votes	—

Item 7.01.	Regulation FD Disclosure.

On July 30, 2013, the Company issued a press release announcing the results of voting at the Annual Meeting of Shareholders. The press release is attached to this report as Exhibit 99.1 and is incorporated here by reference.

The information reported in this Item 7.01 (including the press release) is furnished to and not “filed” with the Commission for the purposes of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits: The following documents are attached as an exhibit to this report on Form 8-K:

99.1	Press Release dated July 30, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: July 30, 2013	SPARTAN STORES, INC.

	By	/s/ David M. Staples
David M. Staples Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Document

99.1	Press Release dated July 30, 2013.